                                                      EXHIBIT 21
                       SUBSIDIARIES OF STANHOME INC.

<CAPTIONS>
                                                         Other Names
                                    Jurisdiction         Under Which
Name                                of Organization   Business is Conducted
Consumer Products Group, Inc.          Florida

Cosmhogar, S.A.                        Spain

Enesco Australia Pty. Ltd.             Australia

Enesco Corporation                     Ohio            The Back Door Store
                                                       Treasure Chest

Enesco Import GmbH                     Germany

Enesco International Ltd.              Delaware

Enesco International (H.K.) Limited    Hong Kong

Enesco Limited                         United Kingdom

Enesco Worldwide Holdings, Inc.        Delaware

Hamilton Gifts Limited, Inc.           Florida

Heinz Deichert GmbH                    Germany

N.C. Cameron & Sons Limited            Ontario, Canada

Sports Impressions, Inc.               Delaware

Stanhome Capital, Inc.                 Delaware

Stanhome de Mexico, S.A. de C.V.       Mexico

Stanhome European Development
  Center, S.A.                         Spain

Stanhome Iberia, S.A.                  Spain

Stanhome Inter-American Corporation    Delaware

Stanhome Panamericana, C.A.            Venezuela

Stanhome S.A.                          France

Stanhome, S.A.                         Spain

Stanhome S.p.A.                        Italy

Stanhome Trading Company Ltd.          Slovenia

Stanhome West Germany Limited          Delaware

The Hamilton Group Limited, Inc.       Florida

The Hamilton Collection, Inc.          Florida

Via Vermont Ltd.                       Delaware

Via Vermont, S.A. de C.V.              Mexico

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

All of the above-listed subsidiaries are included in the Company's consolidated financial statements for all of both 1992 and 1993, except for Consumer Products Group, Inc., which began operations in May, 1993 and Stanhome European Development Center, S.A. which was incorporated in October, 1993.